UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

APTIMUS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28968 (Commission File Number)	91-1809146 (IRS Employer Identification No.)

100 Spear Street, Suite 1115
San Francisco, CA 94105
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (415) 896-2123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

On August, 17, 2006, Aptimus, Inc. (the “Company”), through its wholly-owned subsidiary High Voltage Interactive LLC, entered into and closed a definitive Asset Purchase Agreement with High Voltage Interactive, Inc. (“High Voltage”) and the sole shareholder of High Voltage, Paul Epstein, pursuant to which the Company has acquired substantially all of the assets and assumed certain enumerated liabilities of High Voltage. High Voltage is a Sausalito, California based online marketing firm specializing in recruitment and enrollment solutions for the higher education marketplace. The purchase consideration includes $6,000,000 in cash, 10% or $600,000 of which has been retained in escrow subject to future indemnity claims, if any, and 200,000 shares of restricted Aptimus, Inc. common stock. Up to $2.5 million of the cash portion of the consideration was sourced from an accounts receivable-backed $5.0 million line of credit facility the Company maintains with Comerica Bank. The balance of the cash consideration was sourced from Company funds.

Item 3.02    Unregistered Sales of Equity Securities

As part of the transaction with High Voltage described in Item 2.01 above, the Company has issued 200,000 restricted shares (“Shares”) of common stock at a price per share of $7.32, which is the closing sale price of the common stock on the date of closing. The restriction on the Shares lapses in respect to specified amounts in three annual increments measured from the closing date conditioned on the retention of the specific key employees of High Voltage to whom the Shares were issued. 115,000 of Shares were issued in reliance upon the exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) under the Securities Act for sales to accredited investors, as that term is defined in Rule 501(a) of Regulation D, and 85,000 of the Shares were issued pursuant to the Company’s 2001 Stock Plan and corresponding Registration Statement on Form S-8.

Item 9.01    Financial Statements and Exhibits.

        (a)        Financial statements of businesses acquired.

        The Company is currently evaluating whether the property acquisition described in this report will require the filing of financial statements of the acquired properties under Rule 3-05(b) of Regulation S-X. To the extent financial statements are required, the Company expects to file such financial statements in an amendment to this report no later than 71 calendar days after August 23, 2006.

        (b)        Pro forma financial information.

        The Company is currently evaluating whether the property acquisition described in this report will require the filing of pro forma financial information under Article 11 of Regulation S-X. To the extent pro forma financial information is required, the Company expects to furnish such pro forma financial information in an amendment to this report no later than 71 calendar days after August 23, 2006.

        (c)        Exhibits

99.1	Copy of Press Release issued August 22, 2006

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APTIMUS, INC. (Registrant)

Dated: August 22, 2006	By: /s/ David H. Davis David H. Davis General Counsel and Corporate Secretary